Exhibit 99.1

Park Sterling Corporation and
Provident Community Bancshares, Inc. to Merge

Charlotte, NC and Rock Hill, SC – March 5, 2014 – Park Sterling Corporation (NASDAQ: PSTB) (“Park Sterling”), the holding company for Park Sterling Bank, and Provident Community Bancshares, Inc. (OTCBB: PCBS) (“Provident Community”), the holding company for Provident Community Bank, N.A., announced today the signing of a definitive merger agreement under which Park Sterling will acquire Provident Community for a total transaction value of approximately $6.5 million.

Merger consideration will include: (i) $0.78 per share, or approximately $1.4 million, in cash to common stockholders for all of the outstanding common stock, and (ii) $550 per share, or approximately $5.1 million, in cash to the United States Department of the Treasury (“Treasury”) for all of the outstanding Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”). The purchase price for the Series A Preferred Stock represents a 45%, or $4.2 million, discount from its face value of $1,000 per share.

Upon completion of the transaction, the combined company will have approximately $2.3 billion in total assets, $1.9 billion in total deposits, $1.4 billion in total loans, and a network of 54 offices in the Carolinas, Virginia and North Georgia. The merger will strengthen Park Sterling’s position as the largest community bank in the Charlotte-Concord-Gastonia MSA, which includes Rock Hill, Provident Community’s home market, according to the most recently available deposit market share data, with pro forma growth from 17 to 20 branches and from $876 million to $929 million in total deposits (source: SNL Financial; June 30, 2013).

The merger agreement has been unanimously approved by the board of directors of each company. Closing of the transaction, which is expected to occur in the second quarter of 2014, is subject to customary conditions, including approval by Provident Community’s common stockholders, completion of the purchase of the Series A Preferred Stock from Treasury and receipt of regulatory approval.  At closing, Provident Community will merge with and into Park Sterling and, as soon as practicable following the closing, it is anticipated that Provident Community Bank, N.A. will merge with and into Park Sterling Bank.

“Our proposed merger with Provident Community advances our vision to create a regional community bank in the Carolinas and Virginia and strengthens our leading position in the attractive Charlotte metro market. Additionally, the partnership improves our branch density in South Carolina’s Upstate and Midlands regions, provides an attractive source of core deposits to help fund organic loan growth, and creates efficiencies which offer an attractive financial return to shareholders,” said James C. Cherry, Chief Executive Officer of Park Sterling. “Each of these outcomes is desirable individually. Together, they create a very compelling transaction. We are pleased to partner with Dwight Neese and his team at Provident Community and look forward to working together to continue serving their customers and communities.”

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Dwight V. Neese, President and Chief Executive Officer of Provident Community, who will remain at the combined company as a senior market executive, commented, “We are excited to enter into this partnership with Park Sterling and welcome the opportunity to help bring the combined company’s strong balance sheet and broad array of products and service offerings to our customers.”

Keefe, Bruyette & Woods, Inc. served as financial advisor to Park Sterling, and Sandler O’Neill + Partners, L.P. served as financial advisor to Provident Community. McGuireWoods LLP served as outside legal counsel to Park Sterling, while Kilpatrick Townsend & Stockton LLP served as outside legal counsel to Provident Community.

Webcast
Park Sterling Corporation will host a conference call this morning at 8:00 a.m., EDT (March 5, 2014).  The conference call can be accessed by dialing (888) 317-6016 and requesting the Park Sterling Corporation call.  Listeners should dial in 10 minutes prior to the start of the call.  The presentation slides will be available on www.parksterlingbank.com under Investor Relations, “Investor Presentations.”  A replay of the call will also be available approximately one hour after the end of the call through 9:00 a.m., EDT on or around April 5, 2014.  To access the replay dial (877) 344-7529, conference code 10042291.

Additional Information and Where to Find It
This filing may be deemed to be solicitation material in respect of the proposed acquisition of Provident Community by Park Sterling. In connection with the proposed merger transaction, Provident Community will furnish to Provident Community’s stockholders a proxy statement and other relevant documents. This filing does not constitute a solicitation of any vote or approval. PROVIDENT COMMUNITY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of Provident Community’s filings with the SEC from Provident Community’s website at www.providentonline.com or by directing a request to: Provident Community Bancshares, Inc., 2700 Celanese Road, Rock Hill, South Carolina 29732, Attn: Wanda J. Wells, SVP/Shareholder Relations Officer (wwells@providentonline.com).

Participants in Solicitation
Provident Community and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information about the directors and executive officers of Provident Community and other persons who may be deemed participants in this solicitation will be included in the proxy statement to be furnished to Provident Community’s stockholders. Information about Provident Community’s executive officers and directors can be found in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and in its definitive proxy statement filed with the SEC on Schedule 14A on April 11, 2013.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

About Park Sterling Corporation
Park Sterling Corporation, the holding company for Park Sterling Bank, is headquartered in Charlotte, North Carolina.  Park Sterling, a regional community-focused financial services company with approximately $2 billion in assets, is the largest community bank headquartered in the Charlotte area and has 44 banking offices stretching across the Carolinas and into North Georgia, as well as a loan production office in the Greater Richmond region. The bank serves professionals, individuals, and small and mid-sized businesses by offering a full array of financial services, including deposit, mortgage brokerage, cash management, consumer and business finance, and wealth management services. Park Sterling prides itself on being large enough to help customers achieve their financial aspirations, yet small enough to care that they do. Park Sterling is focused on building a banking franchise that is noted for sound risk management, strong community focus and exceptional customer service. For more information, visit www.parksterlingbank.com. Park Sterling Corporation shares are traded on NASDAQ under the symbol PSTB.

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About Provident Community Bancshares, Inc.
Provident Community Bancshares is the holding company for Provident Community Bank, N.A., which operates nine community oriented banking centers in the upstate of South Carolina that offer a full array of financial services. Provident Community is headquartered in Rock Hill, South Carolina. Please visit our website at www.providentonline.com or contact Wanda J. Wells, SVP/Shareholder Relations Officer at wwells@providentonline.com or Richard H. Flake, EVP/CFO at rflake@providentonline.com.

Cautionary Statement Regarding Forward-Looking Statements
This news release contains, and Park Sterling and Provident Community and their respective management may make, certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts and often use words such as “may,” “plan,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” expect,” “project,” “predict,” “estimate,” “could,” “should,” “would,” “will,” “goal,” “target” and similar expressions. These forward-looking statements express management's current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements.  Factors that might cause such a difference include, but are not limited to:  the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the risk that a closing condition to the merger may not be satisfied; risks related to the failure of Provident Community to satisfy the closing condition related to its net worth; synergies and other financial benefits from the proposed merger may not be realized within the expected time frames; costs or difficulties related to integration matters might be greater than expected; inability to obtain governmental approvals of the combination on the proposed terms and schedule; failure of Provident Community's stockholders to approve the merger; changes in loan mix, deposit mix, capital and liquidity levels, emerging regulatory expectations and measures, net interest income, credit trends and conditions, including loan losses, allowance for loan loss, charge-offs, delinquency trends and nonperforming asset levels, and other similar matters with respect to Park Sterling or Provident Community; failure to effectively redeploy resources from custody business to the core asset management business; failure to generate an adequate return on investment related to the Richmond loan production office or other hiring initiatives; failure to generate future growth in metropolitan market loan balances; the effects of negative or soft economic conditions or a “double dip” recession, including stress in the commercial real estate markets or delay or failure of recovery in the residential real estate markets; changes in consumer and investor confidence and the related impact on financial markets and institutions; changes in interest rates; failure of assumptions underlying the establishment of allowances for loan losses of Park Sterling or Provident Community; deterioration in the credit quality of the loan portfolio or in the value of the collateral securing those loans; of Park Sterling or Provident Community deterioration in the value of securities held in the investment securities portfolio of Park Sterling or Provident Community; the possibility of recognizing other than temporary impairments on holdings of collateralized loan obligation securities as a result of the Volcker Rule; the impacts on Park Sterling or Provident Community of a potential increasing rate environment; the potential impacts of any additional government shutdown and further debt ceiling impasse, including the risk of a U.S. credit rating downgrade or default, or continued global economic instability, which could cause disruptions in the financial markets, impact interest rates, and cause other potential unforeseen consequences; fluctuations in the market price of the common stock,  regulatory, legal and contractual requirements of Park Sterling or Provident Community, other uses of capital, the financial performance, market conditions generally, and future actions by the board of directors, in each case impacting repurchases of common stock or declaration of dividends; legal and regulatory developments, including changes in the federal risk-based capital rules; increased competition from both banks and nonbanks; changes in accounting standards, rules and interpretations, inaccurate estimates or assumptions in accounting, including acquisition accounting fair market value assumptions and accounting for purchased credit-impaired loans, and the impact on Park Sterling’s or Provident Community’s financial statements; and management’s ability to effectively manage credit risk, market risk, operational risk, legal risk, and regulatory and compliance risk.

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You should not place undue reliance on any forward-looking statement and should consider all of the following uncertainties and risks, as well as those more fully discussed in any of Park Sterling’s filings with the SEC. Forward-looking statements speak only as of the date they are made, and Park Sterling and Provident Community undertake no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

Contact:

James C. Cherry
Chief Executive Officer
Park Sterling Corporation
704-323-4300
jim.cherry@parksterlingbank.com

Dwight V. Neese
President and Chief Executive Officer
Provident Community Bancshares, Inc.
803-980-1863
dneese@providentonline.com

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